  As filed with the Securities and Exchange Commission on October 18, 1996
===========================================================================

                             AMENDMENT NO. 1 TO

                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


                     American Financial Capital Trust I
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

               Delaware                             31-6538554
-----------------------------------------------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification No.)

                     c/o American Financial Group, Inc.
                           One East Fourth Street
                           Cincinnati, Ohio 45202
              -------------------------------------------------
                  (Address of principal executive offices)


 If this Form relates to the registra-tion of a   If this Form relates to the registra-tion of a
 class of debt securities and is effective upon   class of debt securities and is to become
 filing pursuant to General Instruction A(c)(1)   effective simulta-neously with the
 please check the following box.   \   \          effectiveness of a concurrent registration
                                                  statement under the Securities Act of 1933
                                                  pursuant to General Instruction A(c)(2) please
                                                  check the following box.    \   \



Securities to be registered pursuant to Section 12(b) of the Act:

                                                                 Name of each exchange
                                                                 on which each class
        Title of each class                                      is to be registered
        -------------------                                      -----------------------

 9-1/8%    Trust   Originated   Preferred    Securities          New York Stock Exchange
 ("TOPrS")   (Liquidation  amount  $25  per   Preferred
 Security) (together with the rights of holders of  the
 Preferred  Securities under the  Trust  Guarantee  and
 backup  undertakings,  consisting  of  obligations  of
 American  Financial Group, Inc. as set  forth  in  the
 Declaration  of  Trust,  as  amended,  (including  the
 obligation  to  pay  expenses  of  American  Financial
 Capital  Trust  I),  the  Indenture  and  the   9-1/8%
 Subordinated  Debentures due 2026 issued  to  American
 Financial Capital Trust I)


Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
 ---------------------------------------------------------------------------
                            (Title of Class)


 ==========================================================================

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

See "DESCRIPTION OF THE PREFERRED SECURITIES" on page 23 of the Prospectus filed with the Commission pursuant to Rule 424(b)(1) (Registration Statement No. 333-12537) on October 18, 1996 which description is incorporated herein by this reference.

Item 2.    Exhibits

The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to the exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

(a) Registrant's Registration Statement No. 333-12537 on Form S-3 as filed on September 24, 1996, as amended on October 11, 1996 and October 15, 1996, and incorporated herein by this reference.

(b) Registrant's Certificate of Trust as filed as Exhibit 4.2 (in original filing) to Registrant's Registration Statement No.333-12537 and incorporated herein by reference.

(c)        Registrant's Amended and Restated Declaration of Trust as filed as
Exhibit 4.3 to Amendment No. 2 to Registrant's Registration Statement No.333-12537 and incorporated herein by this reference.

(d)         Form  of  Preferred Security filed as Exhibit 4.7 to Registrant's
Registration   Statement  No.333-12537  and  incorporated  herein   by   this
reference.

                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              AMERICAN FINANCIAL GROUP CAPITAL TRUST I


                              BY:   James E. Evans
                                   -------------------------------------
                                    James  E. Evans, as  Regular Trustee



                              BY:   Thomas E. Mischell
                                    --------------------------------------
                                    Thomas E. Mischell, as Regular Trustee

Date:  October 18, 1996


"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co. Inc.